中国湖南永清水务-丹麦 Liqtech 公司组建合资公司协议

THE CONTRACT FOR Yonker-Liqtech EQUITY JOINT VENTURE

第一章总则

Chapter 1 General Provisions

中国湖南永清水务有限公司和丹麦 Liqtec International Inc. 公司，根据《中华人民共和国中外合资经营企业法》和中国的其它有关法律法规，本着平等互利的原则，通过友好协商，同意在中国长沙共同投资举办合资经营企业，特订立本合同。

In accordance with the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment (the "Joint Venture Law") and other relevant Chinese laws and regulations, Hunan Yonker Water Co. , Ltd. Company and Liqtech International Inc., in accordance with the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in Changsha, the People s Republic of China.

第二章合资双方

Chapter 2 Parties of the Joint Venture

第一条合资合同双方

合同双方如下：

1.1 "湖南永清水务有限公司"（以下简称甲方）是一个按中华人民共和国（以下简称"中国"）法律组织和存在的企业法人，在中国注册，持有编号为 430193000023968 的营业执照。

法定地址：长沙市高新开发区火炬城MO组团北二楼

法人代表：刘正军

Article 1

Parties to this contract are as follows:

1.1 Hunan Yonker Water Co., Ltd. (hereinafter referred to as Party A), registered with 430193000023968in China, and its legal address is at Changsha, Hunan, China P.R.C..

Legal Address: Changsha high-tech Industrial Development Zone

Legal representative Name: Liu Zhengjun

1.2 " Liqtec International Inc."（以下简称乙方）是一个按丹麦法律组织和存在的企业法人，在丹麦注册，持有编号为 25121031 的营业执照。

法定地址：Industriparken 22C, DK-2750 Ballerup, Denmark;

法人代表：Sune Mathiesen

1.2 Liqtech International Inc. (hereinafter referred to as Party B), registered in Denmark with 25121031. Its legal address is

Industriparken 22C, DK-2750 Ballerup, Denmark. Its Legal Representative is Sune Mathiesen.

1.3 各方均表明自己是按中国法律或丹麦国法律合法成立的有效法人，具有缔结本合资合同并履行本合同义务所需的全部法人权限。

1.3 Both party A and B are the legal representative according to the Chinese and Denmark National Law.

第三章合资公司的成立

Chapter 3 Establishment of the Joint Venture Company

第二条按照中国的合资企业法和其它有关法律和法规，合同双方同意在中国境内湖南省长沙市建立合资公司。

Article 2

In accordance with the Joint Venture Law and other relevant Chinese laws and regulations, both parties of the joint venture agree to set up a joint venture limited liability company in Changsha, Hunan, China P.R.C. (hereinafter referred to as the joint venture company).

第三条合资公司名称和地址

合资公司的中文名称为永清利态膜科技有限公司，

合资公司的英文名称为 Yonker-Liqtech Membrane technology Co., ltd.

法定地址：中国湖南长沙。

Article 3

The name of the joint venture company is Yonker-Liqtech Membrane technology Co.,ltd. The name in Chinese is 永清利态膜科技有限公司. The legal address of the joint venture company is at Changsha, Hunan province.

第四条合资公司为中国法人，受中国的法律、法规和有关规章制度（以下简称"中国法律"）的管辖和保护，在遵守中国法律的前提下，从事其一切活动。

Article 4

All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People s Republic of China.

第五条合资公司的法律形式为有限责任公司，合资公司的责任以其全部资产为限，双方的责任以各自对注册资本的出资为限。合资公司的利润按双方对注册资本出资的比例由双方分享。当每年累计资产净值超过 2000 万人民币时，甲乙双方按照注册资本出资的比例分享。

Article 5

The Organization form of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions to the

registered capital. The accumulated equity exceeding 20 million RMB is to be distributed on a yearly basis as dividend between the parties according to the proportional ownership of the parties.

第四章生产和经营的目的范围和规模

Chapter 4 Purpose, Scope and Scale of Production and Business

第六条目的

合资双方希望加强经济合作和技术交流，从事第七条所规定的经营活动，为投资双方带来满意的经济利益。

Article 6

The goals of the parties to the joint venture are to enhance economic co-operation and technical exchanges，so as to raise economic results and ensure satisfactory economic benefits for each investor.

第七条合资公司经营范围

主要在市政和工业领域内的给水处理、污水处理工艺中的乙方碳化硅（SIC）膜及配套设备的技术研发、生产制造、销售、服务、市场推广和技术咨询。

Article 7

Thebusiness scope of the joint venture company is theR&D, production, sales, services, marketing and technical consulting offiltration systems based on the LiqtechSiC-membrane technology

used in water and wastewater treatment, in industrial-, and municipalfacilities.

第五章投资总额与注册资本

Chapter 5 Total Amount of Investment and the Registered Capital

第八条注册资本

合资公司的注册资本为 600 万人民币，

其中：甲方 360 万元，占 60%；

乙方 240 万元，占 40%。

（如乙方以外币出资，按照缴款当日的中国国家外汇管理局公布的外汇牌价折算成人民币）

Article 8

Investment contributed by the parties is RMB6.00 million, which will be the registered capital of the joint venture company. Of which: Party A shall pay3.60million Yuan, accounting for 60%; Party B shall pay 2.40millionYuan, accounting for 40%.

第九条双方将以现金的方式出资。

Article 9

Both Party A and Party B will contribute the following as their investment with cash.

第十条合资公司注册资本由甲、乙方在完成工商注册日起 30 个工作日内到位。

Article 10

The registered capital of the joint venture company shall be paid within 30 days after the date of registration of the joint venture.

第十一条资本转让

除非得到另一方的同意并经审批机关批准，合同任何一方都不得将其认缴的资本股份全部或部份转让给第三方。如果一方将其认缴的资本股份全部或部分转让给第三方，则另一方具有优先受让的权利，受让的条件不得苛刻于转让给第三方的条件。另一方特此表示，如果自己不行使优先受让权，即为同意上述转让。

Article 11

In case any party to the joint venture intends to assign all or part of his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture, and approval from the examination and approval authority is required. When one party to the joint venture assigns all or part of his investment, the other party has preemptive right.

第十二条抵押和担保

未经董事会一致同意，任何一方都不得将其认缴的资本股份全部或部分用作抵押，也不得用作担保。

Article 12

Neither of the two parties shall use all or part of his investment as a mortgage or collateral, if without the agreement from the board of directors.

第六章合资双方的责任

Chapter 6 Responsibilities of Each Party to the Joint Venture

第十三条甲、乙方应各自负责完成以下各项事宜：

13.1 甲方责任：

1）按第五章规定出资；

2）办理为设立合资公司向中国有关主管部门申请批准、登记注册、领取营业执照等事宜；

3）协助合资公司开展膜技术的研究、验证、推广和销售；

4）协助合资公司办理膜设备的进口报关手续和在中国境内的运输；

5）协助合资公司联系落实经营办公场所；

6）协助合资公司申请所有可能享受的关税和税务减免以及其它利益或优惠待遇；

7）协助合资公司招聘中方管理人员、技术人员和所需的其他人员；

8）协助外籍工作人员办理所需的入境签证和工作许可证等；

9）负责办理合资公司委托的其它事宜。

13.2 乙方责任：

1）按第五章规定出资；

2）授予合资公司碳化硅膜水处理技术在中国境内的独家经营权；

3）提供技术研发、验证所需要的技术资料、设备样品，

4）负责合资公司在碳化硅膜水处理技术的研发、验证和推广过程中的技术指导；

5）培训合资公司的技术人员；

6）负责办理合资公司委托的其它事宜。

Article 13

13.1 Party A and Party B shall be respectively responsible for the following matters:

Responsibilities of Party A:

i. Providing cash in accordance with the provisions of Article 8;

ii. Handling of applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant departments in charge of China;

iii. Assisting the joint venture company in R&D, technical proofing, demonstrating, marketing and sales of the filtration system based on the LiqtechSiC-membrane technology; Providing the joint venture the market resource;

iv. Assisting the joint venture company to process import customs declaration for the SiC-Membrane systems and related systemsfrom Party B and arranging the transportation within the Chinese territory;

v. Assisting the joint venture company in setting up office space for operating activities;

vi. Assisting the joint venture company in applying for all possible tariff- and tax breaks, as well as other benefits;

vii. Assisting the joint venture in recruiting Chinese management personnel, technical personnel, workers and other personnel needed;

viii. Assisting foreign workers and staff in applying for entry visas, work licenses and handling their travel procedures;

ix. Responsible for other matters entrusted by the joint venture company.

13.2Responsibilities of Party B:

i. Providing cashin accordance with the provisions of Article 8;

ii. Providing the joint venture company the exclusivity of producing (see also Article 14) and selling the filtration systems based on LiqtechSiC-Membrane used in water- and wastewater treatment in the area of China;

iii. Providing the joint venture company the necessary technical document and test samples for the R&D and technical proofing;

iv. Providing technical supporting for R&D, proofing, demonstrating, producing, marketing and sales of the filtration system based on the LiqtechSiC-membrane technology;

v. Training the technical personnel and workers of the joint venture company;

vi. Responsible for other matters entrusted by the joint venture company.

第七章独家经营权

Chapter 7 Exclusivity

第十四条合资公司为乙方碳化硅膜水处理技术在中国境内的唯一合法经营单位，全面负责乙方技术在给水和污水处理领域内的应用。乙方不得再授权其他经营方在中国境内从事相关工作。

甲方不得和合资公司外的其他陶瓷膜过滤厂家进行类似合作。

乙方已经和无锡凯龙高科技股份有限公司订立了合作条约，在合约中确立了部分关于碳化硅膜技术水处理设备销售的非独有经营权条款。甲方已经知悉上述条款，各方将会在与该技术相关的水处理项目上开展合作。对于此类项目，Liqtech 碳化硅膜的过滤处理系统将由合资公司直接供给。如果乙方同意为凯龙提供相关膜处理系统，合资公司不得拒绝供货。

在前期，膜过滤系统将会在丹麦进行生产和组装，由合资公司负责进口。乙方保证为合资公司提供最优惠价格。双方同意在经济和技术上更具有效益时，将会将膜系统的生产转移到中国。

膜材料的生产不在本条款所述的独家经营权内。

Article 14

The joint venture company is the exclusivepartner of Party B in the area of China forfiltration systems based on LiqtechSiC-Membrane technology used in water- and wastewater treatment.Part B shall not authorize the other company with the same or similar technique in water-and wastewater treatment in China.

Party A shall not work with filtration technology based on ceramic membranes outsides the joint venture.

Party B already has an established cooperation with Kailong High Technology Co. Ltd. and as part of this granted a non-exclusive right to sell water treatment systems. Party A acknowledges this agreement and the parties will jointly work together with Kailong in any potential projects. The filtration system based on Liqtech technology shall be supplied direct from the joint venture company. The joint venture company cannot refuse selling systems to Kailong if the Party B agrees to do so.

Initially, the filtration system shall be produced by Party B in Denmark and imported by the joint venture company. Party B shall guarantee

the joint venture company the most favorable price for the SiC-membrane as well as the filtration systems. It has been agreed that the production of systems will be moved to China when it is technologically and economically beneficial for both parties.

The producing of the SiC membranes is not included by the Exclusivity.

第十五条如果乙方愿意将知识产权转让给中国，合资公司将优先享有乙方碳化硅膜及其系统的生产权利。碳化硅膜生产和销售协议再另行补充。

如果乙方接触的顾客有意愿购买乙方的设备或系统，而合资公司不愿意销售时，乙方可以以与合资公司相同的条件和价格销售给顾客。

独家经营权的实施是以双方确认的销售目标(见下文)为准。如果合资公司不能够在前两年达到预定的销售目标的 80%，本条款所确立的独有经营权将终止。

如果将来膜系统生产的工厂搬到中国，销售目标将会相应调整。

销售目标：

2017: 1000 万人民币

2018: 5000 万人民币

2019: 1 亿人民币

2020: 2.5 亿人民币

Article 15.

The joint venture company has the priority of producing the SiC membranes if Party B is willing to transfer the IP to China, the production and sale agreement shall be signed separately.

Should Party B be contacted by companies in China who wants to purchase systems and the joint venture company should not want to sell these systems. Party B shall be allowed to sell directly to such customers at the same conditions and same price.

The exclusivity is based on the agreed purchase target (as defined below). Should the joint venture company fail to meet at least 80% of the expectations for consecutive two years set forth in the budget, the exclusivity will be terminated.

Purchase target

2017:	10 million RMB
2018:	50 million RMB
2019:	100 million RMB
2020:	250 million RMB

In the event the parties decide to move the production of the filtration systems to China, the budget will be amended accordingly.

第八章商标的使用

Chapter 8 Using of the trade mark

第十六条合资公司有权使用甲乙双方所拥有的永清(Yonker)和LiqTech商标用于宣传和经营活动。

Article 16

The joint venture company has the right to use both of the trade mark possessed of Yonker and Liqtech for marketing and selling activities.

第九章董事会

Chapter 9 the Board of Directors

第十七条合资公司注册登记之日，为合资公司董事会成立之日。

Article 17

The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company.

第十八条董事会由3名董事组成，其中甲方委派2名，乙方委派1名。董事长由甲方委派。董事、董事长任期3年，经委派方继续委派可以连任。

Article 18

The board of directors is composed of3directors, of which 2shall be appointed by Party A,1by Party B. The chairman of the board shall be appointed by Party A. The term of office for the directors and

chairman is four years, their term of office may be renewed ifappointed by the relevant party.

第十九条董事会是合资公司的最高权力机构，决定合资公司的重大事宜：

1．修改合资公司的章程；

2．终止或解散合资公司；

3．与其它经济组织合并；

4．合资公司注册资本的增加；

5．利润分配；

6．批准年度财务报表。

Article 19

The highest authority of the joint venture company shall be its board of directors. The following decisions shall be made in full agreement by both parties:

i. Amend the rules or regulations of the joint venture company;

ii. Termination or winding-up of the joint venture company;

iii. Merge with other economic entities;

iv. Increase of the registered capital of the joint venture company;

v. Distribution of Profits;

vi. Approval of the annual financial statements.

第二十条董事会的所有决议均需出席董事的半数以上表决方能通过，但第十九款所列事项需全体董事同意后方能通过。

Article 20

For the proposals of the Board, approval by more than half of the directors at the meeting shall be required. As for the matters in Article 19, approval by all board members shall be required.

第二十一条董事长是合资公司的法定代表。

Article 21

The chairman of the board is the legal representative of the joint venture company.

第二十二条董事会会议每年至少召开一次，由董事长召集并主持会议。经三分之一以上的董事提议，董事长可召开董事会临时会议。会议纪要归合资公司存档。任何一名董事如不能出席会议，应以书面委托的形式指定一名代理出席会议和行使表决权。如果董事既不出席会议也不委托他人参加会议，应视作弃权。

Article 22

The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors. Minutes of the meetings shall be placed on file.

第十章经营管理机构

Chapter 10 Business Management Office

第二十三条合资公司设经营管理机构，负责公司的日常经营管理工作。经营管理机构设总经理一人，由甲方推荐，副总经理 1 人，由乙方推荐。总经理、副总经理由董事会聘请，任期 3 年。

Article 23

The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, appointed by Party A, a deputy general manager, appointed by Party B. The general manager and deputy general managers whose terms of office is 3 years, and shall be appointed by the board of directors.

第二十四条总经理的职责是执行董事会会议的各项决议，组织领导合资公司的日常经营管理工作。副总经理协助总经理工作。

Article 24

The responsibility of the general manager is to carry out the decisions of the board and organize and conduct the daily management of the joint venture company. The deputy general managers shall assist the general manager in his work.

第十一章劳动管理

Chapter 11 Labor Management

第二十五条合资公司职工的招聘、处罚、辞退、合同期限、工资、劳动保险、生活福利等事宜，按照《中华人民共和国劳动法》和《中华人民共和国中外合资经营企业劳动管理规定》及其实施办法，经董事会研究制定方案，由合资公司和合资公司工会组织集体或个别地订立劳动合同。劳动合同订立后，报当地劳动管理部门备案。

Article 25

Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalties and other matters concerning the staff and workers of the joint venture company shall be drawn up between the joint venture company and the trade union of the joint venture company as a whole, or the individual employees in the joint venture company as a whole or individual employees in accordance with the Regulations of the People s Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment and its Implementing Rules. The labor contracts shall, after being signed, be filed with the local labor management department.

第十二章税务、财务和审计

Chapter 12 Taxes, Finance and Audit

第二十六条合资公司应按有关中国法律和法规的规定支付各类税款。

Article 26

The joint venture company shall pay taxes in accordance with the provisions of Chinese laws and other relative regulations.

第二十七条合资公司职工应按中国的税法支付个人所得税。

Article27

Staff members and workers of the joint venture company shall pay individual income tax according to the Individual Income Tax Law of the People s Republic of China.

第二十八条合资公司按照《中华人民共和国合资经营企业法》的规定提取储备基金、企业发展基金和职工福利基金，每年提取的比例由董事会根据公司经营情况讨论决定。

Article 28

Allocations for reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the provisions of the Joint Venture Law. The annual proportion of allocations shall be decided by the board of directors according to the business situation of the joint venture company.

第二十九条合资公司的会计年度与公历年相同，从每年1月1日起至12月31日止，一切记账凭证、单据、报表、账簿，用中文书写。

Article 29

The fiscal year of the joint venture company shall be from January 1 to December 31. All vouchers, receipts, statistic statements and reports shall be written in Chinese.

第三十条合资公司的财务账册应每年一次由一个在中国注册的会计事务所进行审计，费用由合资公司承担。合同各方有权各自承担费用自行指定审计师审计合资公司的账目。

Article 30

Accounts of the joint venture company shall be audited by a registered accounting firm in China quarterly and reports shall be written in both Chinese and English and submitted to both Party A and Party B, the board of directors and the general manager. Fees shall be paid by the joint venture company. Both parties have the right to appoint the auditor to audit the joint company's accounts.

第三十一条每一营业年度的头三个月，由总经理组织编制上一年度的资产负债表，损益计算书和利润分配方案，提交董事会会议审查。

Article 31

In the first two months of each fiscal year, the manager shall prepare the previous year's balance sheet, profit and loss statement and

proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

第十三章保险

Chapter 13 Insurance

第三十二条合资公司在经营期内为保护公司不因各类灾害而受损失，应向中国境内的保险公司投保。保险的险别，投保的价值和期限等应由董事会作出决定。发生的保险费由合资公司承担。

Article 32

Insurance policies of the joint venture company on various kinds of risks shall be underwritten with the People s Republic of China. Types, value and duration of insurance shall be decided by the board of directors in accordance with the provisions of the People's Insurance Company of China. The insurance fees shall be paid by the joint venture company.

第十四章合资公司的期限及正常终止

Chapter 14 The duration anddisposal of the Joint Venture

第三十三条合资公司的期限为长期。合资公司的成立日期为合资公司营业执照签发之日。

Article 33

The duration of the joint venture company is long term.The establishment date of the joint venture company shall be the date on which the business license of the joint venture company is issued.

第三十四条提前终止合资，应按可适用法律和公司章程所规定的有关条款进行清算。

Article 34

By the termination of the joint venture, liquidation shall be carried out according to the relevant laws. The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A and Party B

第十五章本合同的修改、变更和终止

Chapter 15The Amendment, Alteration and Termination of this Contract

第三十五条对本合同及其附件所作的任何修改，须经合同双方在书面协议上签字并经审批机构批准后方能生效。

Article 35

The amendment of the contract or its appendices shall come into force only after a written agreement has been signed by Party A and Party B and approved by the original examination and approval authority.

第三十六条由于不可抗力，致使本合同无法履行，或是由于合资公司连年亏损，无力继续经营，经董事会一致通过，并报审批机构批准，可以提前终止合同。

Article 36

In case of inability to fulfill the contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after being unanimously agreed upon by the board of directors and approved by the original examination and approval authority.

第三十七条由于一方不履行本合同、章程规定的义务，或严重违反合同、章程的规定，造成合资公司无法经营或无法达到合同规定的经营目的，视作违约方片面终止合同，对方除有权向违约方索赔外，并有权按合同规定报审批机构批准终止合同。

Article 37

Should the joint venture company be unable to continue its operation or achieve its business goals due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, or seriously violates the provisions of the contract and articles of association, that party shall be deemed to have unilaterally terminated the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after approval by the original examination and approval authority, and to claim damages. In case Party A and Party B of the joint venture company agree to continue the operation, the party who fails to fulfill its obligations shall be liable for the economic losses caused thereby to the joint venture company.

第十六章违约责任

Chapter 16 Liability for Breach of Contract

第三十八条如果任何一方未及时缴纳第十二条规定的注册资本金额如逾期3个月仍未提交，守约一方有权按本合同第四十二条规定终止合同，并要求违约方赔偿损失。

Article 38

Should either Party A or Party B fail to pay on schedule the contributions in accordance with the provisions defined in Article 8 of this contract, and if it is overdue for more than 3 months, the party in breach shall pay to the other party, and the other party has the right to terminate the contract according to Article 37 of the contract, and to claim damages.

第三十九条由于一方违约，造成本合同及其附件不能履行或不能完全履行时，由违约方承担违约责任；如属双方违约，根据实际情况，由双方分别承担各自应负的违约责任。

Article 39

Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the party in breach shall bear the liability therefor. Should it be the fault of both parties, they shall bear their respective liabilities according to the actual situation.

第十七章不可抗力

Chapter 17 Force Majeure

第四十条由于地震、台风、水灾、火灾、战争以及其它不能预见且对其发生和后果不能防止或避免的不可抗力，致使直接影响合同的履行或者不能按约定的条件履行时，遇有上述不可抗力的一方，应立即电报通知对方，并应在15天内，提供不可抗力详情及合同不能履行，或者部分不能履行，或者需要延期履行的理由的有效证明文件，此项证明文件应由不可抗力发生地区的公证机构出具。按其对履行合同影响的程度，由双方协商决定是否解除合同，或者部分免除履行合同的责任，或者延期履行合同。

Article 40

Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by telegram without any delay, and within 15 days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract or

whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

第十八章适用法律

Chapter18 Applicable Law

第四十一条本合同的订立、效力、解释、履行受中华人民共和国法律的管辖。在某一具体问题上如果没有业已颁布的中国法律可适用，则可参考国际惯例办理。

Article 41

In respect of the formation, validity, interpretation, execution and settlement of disputes, this contract shall be governed by the relevant laws of the People's Republic of China. Refer to the international conventions if there's no relevant laws of China to refer to on some specific issues.

第十九章争议的解决

Chapter 19 Settlement of Disputes

第四十二条凡因执行本合同所发生的或与本合同有关的一切争议，双方应通过友好协商解决，如果协商不能解决，应提交北京中国国际贸易促进委员会对外经济贸易仲裁委员会根据该会的仲裁程序暂行规则进行仲裁。仲裁裁决是终局的，对双方都有约束力。

Article 42

Any disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Foreign Economic and Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon both parties.

第四十三条在仲裁过程中，除双方有争议正在进行仲裁的部分外，本合同应继续履行。

Article 43

During the arbitration, the contract shall be observed and enforced by both parties except for the matters in dispute.

第二十章合同文字

Chapter 20 Language

第四十四条本合同用中文和英文写成，两种文字具有同等效力。上述两种文本如有不符，以英文本为准。

Article 44

The contract shall be written in Chinese and in English. Both language versions are equally authentic. In the event of any discrepancy

between the two aforementioned versions, the English version shall prevail.

第二十一章合同生效及其它

Chapter 21 Effectiveness of the Contract and Miscellaneous

第四十五条本合同及其附属协议在附件 1（《关于从纽交所购买 Liqtech 股票的协议》）所规定的投资完成交易，且合资公司获得中华人民共和国商务部审批后（或者其委托审批机关），开始执行。

Article 45

The contract and its appendices shall come into force when the investment (as set forth in Appendix 1 to this agreement "AGREEMENT FOR THE PURCHASE OF COMMON STOCK IN LIQTECH INTERNATIONAL INC. – NYSE MKT: LIQT") has been executed and closing has occurred and from the date of approval of the Ministry of Commerce of the People s Republic of China (or its entrusted examination and approval authority).

第四十六条双方发送通知，如用电报、电传时、凡涉及各方权利、义务的，应随之以书面信件通知。合同中所列双方的法定地址为收件地址。

Article 46

Should notices in connection with any party s rights and obligations be sent by either Party A or Party B by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of

Party A and Party B listed in this contract shall be the posting addresses.

第四十七条本合同于 2016 年 11 月 3 日由双方指定的授权代表在中国湖南省长沙市签署。

Article 47

The contract is signed in Changsha, China by the authorized representatives of both parties on 3rd. Nov. 2016.

湖南永清水务有限公司

HunanYonker Water Co., Ltd

法人代表

（授权代表）

Legal representative：

(Authorized representative)

地址：长沙市生物医药工业

业园（浏阳 319 国道旁）

Address：Changsha

Bio&Information Industry

Park, Hunan（Liuyang319

national way）

利态国际有限公司

Liqtech International Inc.

法人代表

（授权代表）

Legal representative：

(Authorized representative)

地址：Industriparken 22c

DK -2750 BallerupDenmark

Address：Industriparken 22c

DK -2750 BallerupDenmark

Sign Date：2016.11.3